                                                                   EXHIBIT 23.4

                         CONSENT OF COOLEY GODWARD LLP

  Reference is made to the form of opinion of this firm regarding certain tax matters, which opinion is filed as Exhibit 8.2 to this registration statement.

  We hereby consent to the filing of such form of opinion as an exhibit to this registration statement and to the references to this firm in the discussion of tax matters contained in the registration statement.

                                          Cooley Godward LLP

                                                 /s/ Webb B. Morrow III
                                          _____________________________________
                                                   WEBB B. MORROW III

Dated: October 11, 1996